Consent of Independent Accountants
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We hereby consent to the use in this Amendment No. 4 to Registration Statement
No. 333- 90867, on Form SB-2 and the Prospectus contained therein of our report dated March 16, 2000, except for Notes 7, 8 and 11, for which the date is June 30, 2000, relating to the consolidated financial statements of eAcceleration Corp. which appears in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.



/s/ McKennon, Wilson & Morgan, LLP

Irvine, California
June 30, 2000